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                                                                    Exhibit 21



Subsidiaries of the Registrant




   Name of Subsidiaries and Names
Under Which Subsidiaries Do Business            Jurisdiction of Incorporation
------------------------------------            -----------------------------

inTEST Limited                                  England
inTEST Kabushiki Kaisha                         Japan
inTEST PTE, Ltd.                                Singapore
inTEST Investments, Inc.                        Delaware
inTEST IP Corp.                                 Delaware
inTEST Licensing Corp.                          Delaware